EXHIBIT 99.1

Contact: John Sharkey 631-231-0333

400 Oser Ave Hauppauge, NY 11788

TSR Announces a $1.00 Per Share Special Cash Dividend

Hauppauge, NY (May 25, 2017) -- TSR, Inc., (Nasdaq: TSRI) a provider of computer programming consulting services, announced today that its Board of Directors has declared a special one-time cash dividend of $1.00 per share with respect to its common stock, payable on July 14, 2017 to stockholders of record as of June 16, 2017.

TSR, Inc. last paid a cash dividend in 2012. In the period since then, the Board of Directors elected to retain cash reserves in the Company in order to finance the Company’s operations and support growth. As a result of the Board’s review of TSR’s current financial condition, the Board has determined that payment of the special dividend is in the best interests of TSR and its stockholders. The Board has no current plans to implement a quarterly dividend program or pay any other special cash dividend.

Certain statements contained herein are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties, including, but not limited to, those described in the Company’s filings under the Securities Exchange Act of 1934, as amended.